EXECUTION DOCUMENT





                            UNDERWRITING AGREEMENT


                                 May 22, 1997


                                    between

                          FEDERAL EXPRESS CORPORATION

                                      and

                       MORGAN STANLEY & CO. INCORPORATED
                      FIRST CHICAGO CAPITAL MARKETS, INC.
                             GOLDMAN, SACHS & CO.
                          J.P. MORGAN SECURITIES INC.


                      Pass Through Certificates, 1997-1-A
                      Pass Through Certificates, 1997-1-B
                      Pass Through Certificates, 1997-1-C



                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

SECTION 1.      Representations and Warranties of the Company..............  3

SECTION 2.      Purchase and Sale..........................................  7

SECTION 3.      Covenants of the Company...................................  8

SECTION 4.      Payment of Expenses........................................ 10

SECTION 5.      Conditions of Underwriters' Obligations.................... 11

SECTION 6.      Indemnification............................................ 15

SECTION 7.      Contribution............................................... 16

SECTION 8.      Representations, Warranties and Agreements to
                Survive Delivery........................................... 17

SECTION 9.      Termination of Agreement................................... 17

SECTION 10.     Default by One of the Underwriters......................... 17

SECTION 11.     Notices.................................................... 18

SECTION 12.     Parties.................................................... 18

SECTION 13.     Governing Law.............................................. 19

Exhibit A      Pricing Information
Exhibit B      Opinion of Davis Polk & Wardwell
Exhibit C-1    Opinion of Davis Polk & Wardwell pursuant to Participation
               Agreement - Refinancing
Exhibit C-2    Opinion of Davis Polk & Wardwell pursuant to Participation
               Agreement - Prefunding
Exhibit D      Opinion of the Company

Schedule I     Underwriters' Commitments
Schedule II    Terms and Conditions



                          FEDERAL EXPRESS CORPORATION

                      Pass Through Certificates, 1997-1-A
                      Pass Through Certificates, 1997-1-B
                      Pass Through Certificates, 1997-1-C


                            UNDERWRITING AGREEMENT

                                                                  May 22, 1997

MORGAN STANLEY & CO. INCORPORATED
FIRST CHICAGO CAPITAL MARKETS, INC.
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
c/o  MORGAN STANLEY & CO. INCORPORATED
     1585 Broadway
     New York, New York 10036

Ladies and Gentlemen:

      Federal Express Corporation, a Delaware corporation (the "Company"), proposes that First Security Bank, National Association, acting not in its individual capacity but solely as pass through trustee (the "Pass Through Trustee") under the Pass Through Trust Agreement dated as of May 1, 1997 (the "Basic Agreement"), as supplemented for each class of pass through certificates (the "Pass Through Certificates") to be purchased hereunder (each, a "Class") by a Series Supplement (each, a "Series Supplement"), in each case between the Company and the Pass Through Trustee (for each Class, the Basic Agreement, as supplemented by the related Series Supplement, being referred to herein as the "Pass Through Agreement"), issue and sell to the underwriters named in Schedule I hereto its Pass Through Certificates in the aggregate amounts and with the applicable interest rates and final expected dates set forth on Exhibit A hereto (the "Offered Certificates") on the terms and conditions stated herein and in Schedule II.

      Each Class of Pass Through Certificates will represent interests in a separate trust (each, a "Pass Through Trust") established pursuant to the related Pass Through Agreement to fund the purchase of equipment trust certificates (the "Equipment Certificates") which are to be issued as nonrecourse obligations by certain owner trustees, each acting not in its individual capacity but solely as owner trustee (each, an "Owner Trustee"), in connection with separate leveraged lease transactions relating to four McDonnell Douglas MD-11F aircraft and five Airbus A300F4-605R aircraft (each, an "Aircraft" and, collectively, the "Aircraft"). The proceeds from the sale of the Equipment Certificates will be used to (i) finance a portion of the purchase price to be paid by the Owner Trustee on behalf of eight Owner Trusts (Trust Nos. N581FE, N583FE, N584FE, N670FE, N671FE, N672FE, N673FE and N674FE), and (ii) refinance the aggregate outstanding principal amount of the Original Loan Certificates issued by the related Owner Trust in connection with a transaction relating to Trust No. N587FE. Each series of Equipment Certificates will be issued under a separate Trust Indenture and Security Agreement between First Security Bank, National Association, acting not in its individual capacity, but solely as Indenture Trustee (the "Indenture Trustee"), and the related Owner Trustee (each, an "Indenture" and, collectively, the "Indentures").

      As used herein, unless the context otherwise requires, the term "Underwriters" shall mean the firm or firms named as Underwriter or Underwriters in Schedule I and the term "you" shall mean the Underwriter or Underwriters, if no underwriting syndicate is purchasing the Offered Certificates, or the representative or representatives of the Underwriters, if an underwriting syndicate is purchasing the Offered Certificates, as indicated in Schedule I.

      Payments of interest on the Class A and Class B Pass Through
Certificates to be issued by the related Pass Through Trust will be entitled to the benefits of a separate liquidity facility for each such Pass Through Trust. Kredietbank N.V., acting through its New York branch (the "Liquidity Provider"), will enter into a separate revolving credit agreement (a "Liquidity Facility") to be dated as of May 1, 1997 for the benefit of the holders of the Class A and Class B Certificates issued by the related Pass Through Trust.
The Liquidity Provider and the holders of the Offered Certificates will be entitled to the benefits of an Intercreditor Agreement to be dated as of May
1, 1997 (the "Intercreditor Agreement") among each Pass Through Trust, First Security Bank, National Association, as Subordination Agent (the
"Subordination Agent"), and the Liquidity Provider.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-07691) for the registration of certain equipment trust certificates, pass through certificates and other securities, including the Offered Certificates, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Basic Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

      The Company has, pursuant to Rule 424 under the 1933 Act, filed with, or transmitted for filing to, or shall within the required period of time hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Offered Certificates, together with a revised and restated prospectus relating to pass through certificates covered by the above-referenced registration statement.

      The term "Registration Statement" refers to such registration statement in the form in which it became effective, including the exhibits thereto and the documents incorporated by reference therein, as amended to the date hereof. The term "Basic Prospectus" means the above-referenced revised and restated prospectus relating to pass through certificates. The term "Prospectus" means the Basic Prospectus supplemented by the Prospectus Supplement. The term "Preliminary Prospectus" means a preliminary prospectus supplement specifically relating to the Offered Certificates together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "Preliminary Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement" and "amendment" or "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that have been filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

      If the Company has filed an abbreviated registration statement to register additional equipment trust certificates or pass through certificates pursuant to Rule 462(b) under the 1933 Act, then any reference herein to the term "Registration Statement" shall include such Rule 462(b) registration statement.

      Capitalized terms used but not otherwise defined in this Agreement shall have the meanings specified in or pursuant to the Pass Through Agreement or the Indenture relating to each related series of Equipment Certificates.

SECTION 1.  Representations and Warranties of the Company.

      (a) The Company represents and warrants to you and to each Underwriter named in Schedule I, as of the date hereof, as follows:

            (i) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is a "citizen of the United States" within the meaning of Title 49 of the United States Code, as amended (the "Transportation Code"), holding an air operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code for aircraft capable of carrying 10 or more individuals or 6,000 or more pounds of cargo, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

            (ii) Subsidiaries. Each subsidiary of the Company which is a significant subsidiary as defined in Rule 405 of Regulation C of the 1933 Act Regulations (each a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors' qualifying shares (except as otherwise stated in the Registration Statement), is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

            (iii) Registration Statement and Prospectus. At the time the Registration Statement became effective, the Registration Statement complied, and as of the date hereof does comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission promulgated thereunder.

            The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            The Prospectus, as of the date hereof, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter expressly for use in the Registration Statement or Prospectus or to those parts of the Registration Statement which constitute Statements of Eligibility and Qualification of Trustees (Form T-1) under the 1939 Act.

            No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

            (iv) Incorporated Documents. The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

            (v) Accountants. The accountants who certified the financial statements included or incorporated by reference in the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

            (vi) Financial Statements. The financial statements of the Company included or incorporated by reference in the Prospectus and the Registration Statement present fairly the financial position of the Company as of the dates thereof and the results of operations, changes in common stockholders' investment and cash flows of the Company, for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved; and the financial schedules included or incorporated by reference in the Registration Statement meet the requirements of the 1933 Act Regulations or the 1934 Act Regulations, as applicable.

            (vii) Material Changes or Material Transactions. Except as stated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions which are material to the Company, and there has not been any material adverse change in the capital stock or short-term debt, or any material increase in long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company.

            (viii) No Defaults; Regulatory Approvals. Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound.

      The execution and delivery of this Agreement, each Pass Through Agreement and the other Operative Agreements to which the Company is or is to be a party and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and duly executed and delivered by the Company and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien (other than as permitted under the Leases), charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such subsidiary is subject, which conflict, breach or default would have, individually or in the aggregate with any other such instances, a material adverse effect on the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries considered as one entity, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree currently in effect or in effect at the time of execution and delivery of this Agreement, each Pass Through Agreement and the other Operative Agreements and applicable to the Company or any of its subsidiaries.

            No consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, any Pass Through Agreement or any other Operative Agreement to which the Company is or is to be a party, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities or Blue Sky laws, the Transportation Code, and the Uniform Commercial Code as in effect in Delaware and Tennessee.

            (ix) Legal Proceedings. Except for matters described in the Prospectus (as to which the Company can express no opinion at this time concerning the Company's liability (if any) or the effect of any adverse determination upon the business, condition (financial or otherwise) or operations of the Company), there is no pending, or to the best knowledge of any financial officer of the Company, threatened action or proceeding before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on the financial condition of the Company or the ability of the Company to perform its obligations under the Pass Through Agreements and the other Operative Agreements to which the Company is a party.

            (x) Compliance with Laws. The Company's business and operations comply in all material respects with all laws and regulations applicable thereto and there are no known, proposed or threatened changes in any laws or regulations which would have a material adverse effect on the Company or the manner in which it conducts its business. The Company possesses all valid and effective certificates, licenses and permits required to conduct its business as now conducted, except for instances which individually or in the aggregate do not, or will not, have a material adverse effect on the condition (financial or other), business, prospects or results of operations of the Company.

            (xi) Enforceability of Operative Agreements. Each of the Pass Through Agreements and the other Operative Agreements to which the Company is or is to be a party have been duly authorized by the Company, will each be substantially in the form heretofore supplied to you and, when duly executed and delivered by the Company and the other parties thereto, will each constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Basic Agreement as executed is substantially in the form filed as an exhibit to the Registration Statement and has been duly qualified under the 1939 Act.

            (xii) Validity of the Offered Certificates. When executed, issued, authenticated and delivered pursuant to the provisions of the applicable Pass Through Agreement and sold and paid for as provided in this Agreement, each Class of Offered Certificates will constitute valid and legally binding obligations of the Pass Through Trustee enforceable in accordance with their terms; and the Certificateholders of such Offered Certificates will be entitled to the benefits provided by such Pass Through Agreement.

            (xiii) Equipment Certificates. The Equipment Certificates to be issued under each applicable Indenture, when duly executed and delivered by the related Owner Trustee and duly authenticated by the Indenture Trustee in accordance with the terms of such Indenture, will be duly issued under such Indenture and will constitute the valid and binding obligations of such Owner Trustee, and the Holders thereof will be entitled to the benefits of such Indenture.

      The representations and warranties made by the Company as to the enforceability of the Pass Through Agreements, the Indentures, the Offered Certificates, the Equipment Certificates and the other Operative Agreements set forth in subparagraphs (xi), (xii) and (xiii) above are limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles, and the enforceability of any Pass Through Agreement, Lease and Indenture is also limited by applicable laws which may affect the remedies provided therein but which do not affect the validity of such Pass Through Agreement, Lease or Indenture or make such remedies inadequate for the practical realization of the benefits intended to be provided thereby.

      (b) Additional Certifications. Any certificate signed by any officer of the Company and delivered to you or your counsel in connection with an offering of the Offered Certificates shall be deemed a representation and warranty by the Company to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate unless subsequently amended or supplemented subsequent thereto.

SECTION 2.  Purchase and Sale.

      (a)   Subject to the terms and conditions set forth herein and in
Schedule II, if any, the Company agrees to cause the Pass Through Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Pass Through Trustee, at the purchase price specified in Exhibit A hereto, the respective amounts of each Class of Offered Certificates set forth opposite the name of such Underwriter in Schedule I.
It is understood that you propose to offer the Offered Certificates for sale to the public as set forth in the Prospectus.

      (b) Payment of the purchase price for any Offered Certificates to be purchased by the Underwriters shall be made at either the Company's offices in Memphis, Tennessee or the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by you and the Company, at 9:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section
10) following the date hereof or at such other date, time or location specified in Schedule II, or as otherwise shall be agreed upon by you and the Company (such time and date being referred to as a "Closing Time").

      Delivery of the Offered Certificates shall be made for your account as specified in Schedule II against payment by you of the purchase price thereof to, or upon the order of, the Pass Through Trustee (or such other person as the Company may direct) by wire transfer of immediately available funds. Unless otherwise indicated on Schedule II, such Offered Certificates shall be registered in the name of Cede & Co., as nominee for The Depository Trust Company, and in such denominations, as you may request in writing at least two business days prior to the Closing Time. Such Offered Certificates, which may be in temporary form, will be made available for examination and packaging by you in New York, New York, on or before the first business day prior to the Closing Time or at such other time and place specified in Schedule II.

      (c) As compensation to you for your commitments and obligations hereunder in respect of the Offered Certificates, including your undertakings to distribute Offered Certificates, the Company will pay (or cause to be paid) to you an amount equal to that percentage of the aggregate amount of each class of Offered Certificates purchased by you as set forth in Exhibit A as the underwriting discounts and commissions. Such payment shall be made simultaneously with the payment by you to the Pass Through Trustee of the purchase price of the Offered Certificates as specified in Section 2(b) hereof. Payment of such compensation shall be made by wire transfer of immediately available funds.

SECTION 3.  Covenants of the Company.

      The Company covenants with each of you, and with each Underwriter participating in the offering as follows:

      (a) Prospectus Supplement. The Company has prepared a Preliminary Prospectus, and immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement in connection with the offering of the Offered Certificates. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations.

      (b)   Notice of Certain Events.  The Company will notify you promptly
(i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement relating in any way to the offer and sale of the Offered Certificates, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose.

      (c) Notice of Certain Proposed Filings. The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish you with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be.

      (d) Copies of the Registration Statement and the Prospectus. The Company will deliver to you as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request. The Company will furnish to you as many copies of the Prospectus (as amended or supplemented) as you shall reasonably request so long as you are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Offered Certificates.

      (e) Revisions of Prospectus -- Material Changes. If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Certificates any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

      (f) Earnings Statements. The Company will make generally available to its security holders as soon as practicable after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve-month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Offered Certificates.

      (g) Blue Sky Qualifications. The Company will endeavor, in cooperation with you, to qualify the Offered Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and will maintain such qualifications in effect for so long as may be required for the distribution of the Offered Certificates; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or to subject itself to taxation as doing business in any jurisdiction in which it is not otherwise required to be so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Certificates have been qualified as provided above.

      (h) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

      (i) Stand-Off Agreement. The Company will not, between the date of this Agreement and the Closing Time, offer or sell, or enter into any agreement to sell, any equipment notes, pass through certificates, equipment trust certificates or equipment purchase certificates secured by aircraft owned or leased by the Company (or rights relating thereto) unless the Company has provided the Underwriters at least two business days' notice thereof.

SECTION 4.  Payment of Expenses.

      The Company will pay (or cause to be paid) all expenses incident to the performance of its obligations under this Agreement, including:

            (i) the preparation and filing of the Registration Statement and all amendments thereto, the Preliminary Prospectus, if any, and the Prospectus and any amendments or supplements thereto;

            (ii)  the filing of this Agreement;

            (iii) the preparation, issuance and delivery of the Offered Certificates;

            (iv) the reasonable fees and disbursements of the Company's accountants and counsel, of the Pass Through Trustee, the Subordination Agent, each Liquidity Provider, the related Owner Trustees and the Indenture Trustee and their respective counsel, and of any registrar, paying agent and authenticating agent;

            (v) the qualification of the Offered Certificates under securities laws in accordance with the provisions of Section 3(g), including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

            (vi) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Underwriters of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Offered Certificates;

            (vii) the preparation and delivery to the Underwriters of copies of the Pass Through Agreements and the other Operative Agreements, including all expenses incident to the performance of the Company's obligations under the Pass Through Agreements, Participation Agreements, Indentures, Leases and each of the other agreements and instruments referred to in the Indentures and Participation Agreements;

            (viii) any fees charged by rating agencies for the rating of the Offered Certificates; and

            (ix) all fees and disbursements of your counsel, as heretofore agreed.

      If this Agreement is terminated by you in accordance with the provisions of Section 5 or clause (i) of Section 9 hereof, the Company shall reimburse upon demand the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters that shall have been incurred by you in connection with the proposed purchase and sale of the Offered Certificates.

SECTION 5.  Conditions of Underwriters' Obligations.

      The several obligations of the Underwriters to purchase the Offered Certificates pursuant to this Agreement will be subject at all times to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements contained herein, or in Schedule II hereto, on its part to be performed and observed and to the following additional conditions precedent:

      (a) Stop Order; Ratings Change; etc. At the Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) the rating assigned as of the date of this Agreement by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g) under the 1933 Act Regulations, to any debt securities of the Company (including for purposes of this Section 5(a)(ii) any rating indicated by the Company as of the date of this Agreement as the rating orally confirmed to the Company by any such rating organization as the rating to be assigned to the Offered Certificates) shall not have been lowered since the execution of this Agreement nor shall any such rating organization have publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading, and (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, including the Prospectus Supplement, at the time it was required to be delivered to a purchaser of the Offered Certificates, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

      (b) Legal Opinions. At the Closing Time, you shall have received the following documents:

            (1) Opinion of Special Counsel to the Company. The opinion of Davis Polk & Wardwell, special counsel to the Company, dated as of such date, in form and substance satisfactory to you, to the effect set forth in Exhibit B and the opinions of such counsel required to be delivered pursuant to each Participation Agreement, dated as of such date, in form and substance satisfactory to you, to the effect set forth in Exhibits C-1 and C-2.

            (2) Opinion of Company Counsel. The opinion of the Executive Vice President, General Counsel and Secretary of the Company or any Vice President in the Legal and Regulatory Division of the Company, dated as of such date, in form and substance reasonably satisfactory to you, to the effect as set forth in Exhibit D.

            (3) Opinion of Counsel to the Underwriters. The opinion of Shearman & Sterling, counsel to the Underwriters, with respect to such matters as you may reasonably request.

      (c) Officer Certificate. At the Closing Time, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition (financial or otherwise) of the Company, or in the earnings or business affairs of the Company; and you shall have received a certificate of any Vice President of the Company, dated as of the Closing Time, to the effect
(i) that there has been no such material adverse change, (ii) that the other representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, except to the extent that such representations and warranties expressly relate to an earlier date or later date (in which case such representations and warranties are true and correct on and as of such earlier date or will be true and correct on and as of such later date, as the case may be), (iii) that the Company has made or caused to be made any required filing of the Prospectus pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b), and (iv) that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate. The officer signing and delivering this certificate may rely upon the best of his or her knowledge as to proceedings threatened.

      (d) Comfort Letter. At the time of the execution of this Agreement and at the Closing Time, you shall have received a letter from Arthur Andersen LLP or their successors as the Company's independent accountants (the "Independent Accountants"), dated as of the date hereof and of the Closing Time, as the case may be, in form and substance satisfactory to you to the effect that:

            (i) they are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations;

            (ii) in their opinion the Company's financial statements and schedules included or incorporated by reference in the Registration Statement and Prospectus and covered by their reports included or incorporated therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the 1934 Act Regulations, as the case may be;

            (iii) they have conducted reviews of the unaudited interim consolidated financial information of the Company included in the Company's Quarterly Reports on Form 10-Q incorporated in the Registration Statement and Prospectus in compliance with the standards for such reviews promulgated by the American Institute of Certified Public Accountants;

            (iv) on the basis of a reading of the financial statements and schedules of the Company included or incorporated in the Prospectus and the Registration Statement, and the latest available unaudited interim financial statements of the Company, inquiries of officials of the Company responsible for financial and accounting matters, and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that:

                  (A) the unaudited financial statements of the Company included or incorporated in the Prospectus and the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the 1934 Act Regulations thereunder, as the case may be, or that such unaudited financial statements are not presented fairly in conformity with generally accepted accounting principles;

                  (B) with respect to the period subsequent to the date of the most recent financial statements incorporated in the Registration Statement and the Prospectus, as of a specified date not more than five business days prior to the date of delivery of such letter, there has been any change in the common or preferred stock or long-term debt of the Company or, as of such date, there has been any decrease in assets or common stockholders' investment, in each case as compared with amounts shown in the most recent consolidated balance sheet of the Company included or incorporated in the Registration Statement and the Prospectus, except in each case for changes or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; or

                  (C) for the period from the date of the most recent financial statements incorporated in the Registration Statement and the Prospectus to such specified date, there was any decrease in operating revenues, operating income, income before taxes or net income of the Company in each case as compared with the comparable period of the preceding year, except in each case for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

            (v) in addition to their audit referred to in their reports included or incorporated by reference in the Registration Statement and the Prospectus and the reviews, inquiries and procedures referred to in clauses
(iii) and (iv) above, such letter shall state that Arthur Andersen LLP has performed other specified procedures, with respect to certain numerical data and information included or incorporated in the Registration Statement and the Prospectus, as are requested by an Underwriter and specified in such letter and have found such data and information to be in agreement with the accounting records of or analyses prepared by the Company.

      (e) Satisfaction of Conditions Precedent in Participation Agreements. At the Closing Time, all conditions precedent specified in each Participation Agreement with respect to the refunding or funding of the related Equipment Certificates, as the case may be, shall have been satisfied; the representations and warranties of the Company, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee contained in each of the Participation Agreements shall be accurate as of the Closing Time (except to the extent that they relate solely to an earlier date in which case they shall be accurate as of such earlier date) and you shall have received certificates of the Company and appropriate officers of the respective Owner Trustees, Pass Through Trustees and Indenture Trustees, dated as of the Closing Time, to such effect; and you shall have received a copy of each opinion required to be delivered under each of the Participation Agreements dated as of the Closing Time, and addressed to you, and of such other documents furnished in connection with the fulfillment of such conditions as you may reasonably request.

      (f) Other Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Offered Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Offered Certificates as herein contemplated shall be satisfactory in form and substance to you.

SECTION 6.  Indemnification.

      (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, arising out of any untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, if such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or made in reliance upon the Statements of Eligibility and Qualification of Trustees (Form T-1) under the 1939 Act filed as exhibits to the Registration Statement; and provided, further, that the foregoing indemnity agreement, with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Certificates, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Certificates to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

      (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriters through you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

      (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 7.  Contribution.

      In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters of each offering of Offered Certificates shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters in respect of such offering, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus in respect of such offering bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.

      All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Offered Certificates.

SECTION 9.  Termination of Agreement.

      You may terminate this Agreement, immediately upon notice to the Company, at any time prior to the Closing Time (i) if there has been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which shall be such as to make it, in your judgment, impracticable to market the Offered Certificates or enforce contracts for the sale of the Offered Certificates, or (iii) if trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either federal or New York authorities.

      In the event of any termination of this Agreement, the covenant set forth in Section 3(f) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8 and 13 hereof shall remain in effect.

SECTION 10.  Default by One of the Underwriters.

      If any Underwriter shall fail at the Closing Time to purchase the Offered Certificates which it is obligated to purchase hereunder (the "Defaulted Certificates"), and the aggregate amount of Defaulted Certificates is not more than one-tenth of the aggregate amount of the Offered Certificates to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of the Offered Certificates set forth opposite their respective names in Schedule I hereto bears to the aggregate amount of Offered Certificates set forth opposite the names of all such non-defaulting underwriters to purchase the Defaulted Certificates; provided that in no event shall the amount of Defaulted Certificates that any Underwriter has agreed to purchase pursuant to this Agreement be increased by an amount in excess of one-ninth of such amount of Offered Certificates without the written consent of such Underwriter. If the aggregate amount of Defaulted Certificates is more than one-tenth of the aggregate amount of the Offered Certificates to be purchased on the Closing Date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Defaulted Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters or the Company.

      No action taken pursuant to this Section shall relieve a defaulting Underwriter from liability in respect of its default under this Agreement.

      In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

SECTION 11.  Notices.

      All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by Federal Express service or transmitted by any facsimile communication. Notices to the Underwriters shall be directed, on behalf of all of the Underwriters, to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036,
Attention: Equipment Finance Group, with copies thereof directed to Joel S. Klaperman, Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022. Notices to the Company shall be directed to it at 2007 Corporate Avenue, Memphis, Tennessee 38132 (if by Federal Express service) or P.O. Box 727, Memphis, Tennessee 38194 (if by mail), Attention: Vice President and Treasurer, with copies thereof directed to the Legal Department of the Company at 1980 Nonconnah Drive, Memphis, Tennessee 38132 (if by Federal Express Service) or P.O. Box 727, Memphis, Tennessee 38194 (if by mail), Attention:
Managing Director -- Securities and Corporate Law.

SECTION 12.  Parties.

      This Agreement shall inure to the benefit of and be binding upon you and the Company and any Underwriter who becomes a party hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto, their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  Governing Law.

      This Agreement and the rights and obligations of the parties created hereby and thereby shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state. Any suit, action or proceeding brought by the Company against an Underwriter in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

                          *            *            *

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.


                                          Very truly yours,

                                          FEDERAL EXPRESS CORPORATION


                                                 /s/  ROBERT D. HENNING
                                          By: _______________________________
                                              Name:  Robert D. Henning
                                              Title: Assistant Treasurer and
                                                     Managing   Director,
                                                     Structured Finance


CONFIRMED AND ACCEPTED, as of
the date first above written:

MORGAN STANLEY & CO. INCORPORATED
FIRST CHICAGO CAPITAL MARKETS, INC.
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.

By:  Morgan Stanley & Co. Incorporated


      /s/  MORGAN STANLEY & CO. INCORPORATED
By: ________________________________________

    Acting on behalf of themselves and the
    other named Underwriters



                                                                     Exhibit A

                          FEDERAL EXPRESS CORPORATION

                      Pass Through Certificates, 1997-1-A
                      Pass Through Certificates, 1997-1-B
                      Pass Through Certificates, 1997-1-C



[CAPTION]

                                                                                                Aggregate
    1997 Pass                                                                                  Underwriting
     Through                                                Final                               Discounts
  Certificates          Purchase        Interest          Expected            Principal            and
   Designation            Price           Rate       Distribution Date          Amount         Commissions
-----------------    --------------    ----------    -------------------    --------------    --------------

1997-1-A              $310,854,000          7.50%     January 15, 2018       $310,854,000
1997-1-B              $115,800,000          7.52%     January 15, 2018       $115,800,000
1997-1-C              $129,185,000          7.65%     January 15, 2014       $129,185,000
TOTAL                 $555,839,000                                           $555,839,000       $3,612,953


                                                                     Exhibit B

                       Opinion of Davis Polk & Wardwell,
                        Special Counsel for the Company


      The opinion of Davis Polk & Wardwell, special counsel for the Company, to be delivered pursuant to Section 5(b)(1) of the Underwriting Agreement shall be to the effect that:

            1. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

            2. The Registration Statement has become effective under the 1933 Act and the Basic Agreement has been duly qualified under the 1939 Act.

            3. Although we are not aware of any judicial authority, none of the Pass Through Trusts is required to be registered under the Investment Company Act of 1940, as amended.

            4. The Pass Through Trusts will not themselves be subject to federal income tax. With respect to all other matters addressed in the Basic Prospectus under the caption "Federal Income Tax Consequences," we are also of the opinions ascribed to us therein.

            We have considered the matters required to be included in the Registration Statement and the Prospectus and the information contained therein. In our opinion (i) the statements in the Basic Prospectus under the captions "Description of the Pass Through Certificates" and "Description of the Equipment Certificates" and in the Prospectus Supplement under the captions "Description of the Pass Through Certificates", "Description of the Equipment Trust Certificates", "Description of the Liquidity Facilities", "Description of the Intercreditor Agreement" and "ERISA Considerations" insofar as such statements constitute a summary of the Pass Through Agreement, the Leases, the Liquidity Facilities, the Intercreditor Agreement, the Participation Agreements and the Indentures, fairly present the information called for by the 1933 Act and the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations") with respect thereto and fairly summarize the material provisions thereof and (ii) the statements in the Basic Prospectus in the fourth paragraph under the caption "Description of the Equipment Certificates - Security" and in the Prospectus Supplement in the ninth paragraph under the caption "Description of the Equipment Trust Certificates - Remedies," insofar as such statements constitute a description of Section 1110 of the Bankruptcy Code as such Section would be applicable to the Equipment Certificates, fairly summarize the material provisions of such Section as such Section would be applicable to the Equipment Certificates.
The Pass Through Certificates conform in all material respects to the summary descriptions thereof contained in the Prospectus. We have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or the Prospectus. We have generally reviewed and discussed with certain officers and employees of the Company, its independent public accountants and your representatives and counsel the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification, except as stated, (i) we are of the opinion that the Registration Statement and the Prospectus (except for the financial statements and other financial information set forth or incorporated by reference therein, as to which we are not called upon to express any opinion) comply as to form in all material respects with the 1933 Act and the applicable 1933 Act Regulations and (ii) we have no reason to believe that the Registration Statement and the Prospectus included therein (except for the financial statements and other financial information set forth or incorporated by reference therein and the Statement of Eligibility and Qualification (Form T-1) under the 1939 Act of First Security Bank, National Association, as to all of which we are not called upon to express a belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of the Closing Time, either the Registration Statement or the Prospectus (except for the financial statements and other financial information set forth or incorporated by reference therein, as to which we are not called upon to express a belief), contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

            The foregoing opinions are subject to the following qualifications:

            (a) We are members of the Bar of the State of New York and the foregoing opinions are limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

            (b) We express no opinion as to the scope, effect or other matters arising under the Transportation Code, or the rules and regulations thereunder or as to matters involving filing and recording with the Federal Aviation Administration.

            (c) This opinion is issued solely to you in connection with the above matter and may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.



                                                                   Exhibit C-1

                     [Letterhead of Davis Polk & Wardwell]


                                                                  May __, 1997


To each of the Parties
named on the Schedule hereto

      Re:   Federal Express Corporation Trust No. N587FE

Ladies and Gentlemen:

            We have acted as special counsel for Federal Express Corporation, a Delaware corporation ("Federal Express"), in connection with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N587FE), dated as of December 1, 1996, as amended and restated as of May 1, 1997 (the "Participation Agreement"), among Federal Express, as Lessee, Comerica Leasing Corporation and Norwest Bank Minnesota, National Association, as Owner Participants, Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee, State Street Bank and Trust Company, not in its individual capacity but solely as Original Indenture Trustee, Morgan Guaranty Trust Company of New York, as Original Loan Participant, and First Security Bank, National Association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee, Pass Through Trustee and as Subordination Agent, relating to the Aircraft. This opinion is being delivered pursuant to Section 4.01(l)(vi) of the Participation Agreement. Capitalized terms not otherwise defined herein have the meanings assigned thereto in the Participation Agreement.

            Pursuant to the Original Participation Agreement, the Owner Participant and the Original Loan Participants participated in the payment of the Purchase Price of one McDonnell Douglas MD-11F Aircraft which was purchased by the Owner Trustee pursuant to the Bills of Sale, subjected to the Lien of the Original Indenture and leased to Federal Express under the Original Lease. The Participation Agreement provides, among other things, for the refinancing of the Original Loan Certificates using the proceeds from the public offering of Pass Through Certificates. Three Classes of Pass Through Certificates will be issued by separate Pass Through Trusts, each formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that will be issued under the Indenture.

            In connection with the opinions expressed below, we have examined executed counterparts of the Operative Agreements, the Pass Through Certificates, the Pass Through Agreement and each Series Supplement (the "Transaction Agreements"). We have also examined originals, or copies certified to our satisfaction, of such other agreements, documents, certificates and statements of governmental officials and corporate officers as we have deemed necessary or advisable as a basis for such opinions. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

            As to any facts material to our opinions expressed below, we have, with your consent, relied on the representations and warranties made in or pursuant to the Participation Agreement and the other documents referred to therein, the accuracy of which we have not independently verified. In addition, we have, when relevant facts were not independently established by us, relied, to the extent we deemed such reliance proper, upon certificates of public officials and certificates, telegrams and other written or telephoned statements of officers of the parties referred to herein.

            Based on the foregoing, it is our opinion that:

            1. With respect to that portion, if any, of the Aircraft and the other property included in the Lessor's Estate as may not be covered by the recording system established by the FAA pursuant to Section 44107 of the Transportation Code, no filing or recording of any document or other action was or is necessary in order to establish the Owner Trustee's title thereto and interest therein as against Federal Express and any third parties.

            2. The Lease creates a valid leasehold interest in the Aircraft, the entitlement thereof to the benefits of recordation under the Transportation Code being subject to the due and timely filing and, where appropriate, recording of (A) the Lease (with the Indenture attached as an exhibit), (B) the Indenture and (C) the Trust Agreement.

            3. Assuming (i) the due authorization, execution and delivery of the Transaction Agreements by each of the parties to each such document (other than Federal Express), (ii) each such party has full power and legal right to enter into and perform its respective obligations under the Transaction Agreements, (iii) that the execution, delivery and performance by each of the Transaction Agreements by each of the parties thereto will not violate the respective parties' constituent documents, (iv) the due authorization, execution, issuance and delivery by the Owner Trustee, and the due authentication by the Indenture Trustee, of the Certificates to be issued under the Indenture in accordance with the terms of the Indenture, (v) that the Original Loan Certificates are delivered by the Original Loan Participants to the Indenture Trustee for cancellation and are cancelled, (vi) the due authorization, execution, issuance, delivery and authentication by the Pass Through Trustee of the Pass Through Certificates to be issued under the Pass Through Agreement and the Series Supplement relating to such Pass Through Certificates, in each case in accordance with the terms of the Pass Through Agreement and such Series Supplement, and (vii) that the form of each Transaction Agreement is in compliance with all applicable laws and governmental rules and regulations (other than the laws of the United States and the State of New York), then: (A) to the extent governed by New York law, each Transaction Agreement in form constitutes a legal, valid and binding agreement of each party thereto enforceable against each such party in accordance with its terms; (B) the Original Indenture created, and the Indenture creates, for the benefit of the Holders, the security interest in the Trust Indenture Estate that they purport to create; (C) the Certificates, when issued to and acquired by the Pass Through Trustee, will be legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture and will be entitled to the benefits of the Indenture, including the benefit of the security interest created thereby; (D) the Pass Through Certificates, when issued to and acquired by the Underwriters in accordance with the Underwriting Agreement, will be legal, valid and binding obligations of the Pass Through Trustee enforceable against the Pass Through Trustee in accordance with their terms and will be entitled to the benefits of the Pass Through Agreement and the Series Supplement relating thereto; and (E) the beneficial interest of the Owner Participant under the Trust Agreement in and to the properties which are part of the Trust Indenture Estate is subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders. The opinions set forth in this paragraph 3 are subject to the due filing and, where appropriate, recording with the FAA of the documents referred to in paragraph 2 above.

            4. (a) Each of the Transaction Agreements to which Federal Express is a party has been duly authorized, executed and delivered by Federal Express.

            (b) The execution, delivery and performance by Federal Express of each of the Transaction Agreements to which Federal Express is a party do not, or did not on the date of execution thereof, violate, and fully comply, or did fully comply on the date of execution thereof, with, any laws and governmental rules and regulations of the State of New York that may be applicable to Federal Express. The opinion set forth in this paragraph 4(b) is rendered without regard to the taking of any action or the conduct of any other business by Federal Express in the State of New York other than the transactions contemplated by the Transaction Agreements.

            5. The execution, delivery and performance of the Participation Agreement, the Trust Agreement, the Indenture and the Lease by the Owner Trustee in its individual or trust capacity, as the case may be, and the issuance, execution, delivery and performance of the Certificates by the Owner Trustee in its trust capacity do not violate, and fully comply with, any laws and governmental rules and regulations of the State of New York that may be applicable to the Owner Trustee in its individual or trust capacity, as the case may be. The opinion set forth in this paragraph 5 is rendered without regard to the effect, if any, on such issuance (in the case of the Certificates), execution, delivery or performance, of the taking of any action, the conduct of any business or the exercise of any other powers by Wilmington Trust Company in its individual or trust capacity in the State of New York not related to the transactions contemplated by the Transaction Agreements. We have assumed that Wilmington Trust Company has made the filings necessary to comply with Section 131.3 of the Banking Law of the State of New York, however we express no opinion as to whether Wilmington Trust Company is required to comply with said Section 131.3.

            6. All the properties which are part of the Trust Indenture Estate (including all right, title and interest of the Owner Trustee pledged and mortgaged by it pursuant to the Indenture in and to the Aircraft and the Lease) have been pledged and mortgaged with the Indenture Trustee as part of the Trust Indenture Estate (subject to the due filing and, where appropriate, recording of those documents referred to in paragraph 2 above and the financing statements referred to in Section 4.01(f) of the Participation Agreement), and the beneficial interest of the Owner Participant under the Trust Agreement in and to such properties is subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders of the Certificates issued and to be issued under the Indenture.

            7. The Indenture creates, as security for the Certificates duly issued and to be issued under the Indenture, the first priority security interest in the Aircraft it purports to create, the perfection and rank thereof being subject to the registration with the FAA of the Aircraft in the name of the Owner Trustee and the due filing and, where appropriate, recording in accordance with the Transportation Code of the documents referred to in paragraph 2 above. We express no opinion with respect to the status of any security interest in any portion of the Aircraft which does not constitute an "aircraft" or "aircraft engine", as defined in paragraphs (6) and (7) of
Section 40102(a) of the Transportation Code.

            8. Except for (i) the filings and recordings referred to in paragraph 2 above, (ii) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act and (iii) compliance with the securities laws of each applicable state, neither the execution and delivery by Federal Express of the Participation Agreement or any other Transaction Agreement to which it is a party, nor the consummation of any of the transactions by Federal Express contemplated thereby, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, the Department of Transportation, the FAA, the Securities and Exchange Commission or any other Federal or New York State governmental authority.

            9. It is not necessary, in connection with the creation of the beneficial interest of the Owner Participant in the Trust Indenture Estate under the circumstances contemplated by the Participation Agreement to register such beneficial interest under the Securities Act of 1933, as amended, or to qualify the Trust Agreement under the Trust Indenture Act of 1939, as amended.

            10. The provisions of Section 1110 of the United States Bankruptcy Code will apply to the Aircraft for the benefit of the Lessor, as lessor under and by reason of the Lease. The Lease, including the rights under Section 1110 of the United States Bankruptcy Code, has been assigned to the Indenture Trustee pursuant to the Indenture as part of the collateral for the Certificates and, as assignee, the Indenture Trustee has the benefit of
Section 1110.

            The foregoing opinions are subject to the following qualifications:

            (a) We have relied, with your consent, without independent investigation and verification and subject to the assumptions and qualifications contained therein, upon the opinions of Daugherty, Fowler & Peregrin and George W. Hearn, Vice President - Law of Federal Express to be delivered to you and dated the date hereof, for purposes of the matters covered thereby.

            (b) We are qualified to practice law in the State of New York, and we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of the State of New York, the laws of the United States and the General Corporation Law of the State of Delaware. We express no opinion as to any matters involving aviation law.

            (c) The opinion contained in paragraph 3(A) above as to enforceability is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity which may affect the remedies provided in the agreements referred to in said opinions, which laws and principles, however, do not in our opinion make the remedies provided in said agreements inadequate for the practical realization of the benefits of the security intended to be provided thereby.

            (d) This opinion is rendered solely to you at Federal Express's request in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

            (e) We rendered an opinion dated December 13, 1996 (the "Delivery Date Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Date Opinion may rely on the Delivery Date Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Date Opinion.


                                          Very truly yours,



                                  SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee 38132


Owner Trustee

State Street Bank and Trust Company
of Connecticut, National Association
Two International Place
4th Floor
Boston, Massachusetts 02110


Indenture Trustee, Pass Through Trustee & Subordination Agent

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah 84111


Original Indenture Trustee

State Street Bank and Trust Company
Two International Place
4th Floor
Boston, Massachusetts 02110


Agent and Original Loan Participant

Morgan Guaranty Trust Company of New York
60 Wall Street
22nd Floor
New York, New York  10260


Owner Participants

Comerica Leasing Corporation
29201 Telegraph Road
2nd Floor
Southfield, Michigan  48034

Norwest Bank Minnesota, National Association
733 Marquette Avenue
Suite 300
Minneapolis, Minnesota 55479-2048


Underwriters

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

First Chicago Capital Markets, Inc.
Corporate Securities
One First National Plaza
Chicago, Illinois 60670

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

J.P. Morgan & Co.
60 Wall Street
New York, New York 10260


Liquidity Provider

Kredietbank N.V., New York Branch
125 West 55th Street
New York, New York 10019




                                                                   Exhibit C-2


                  [Form of Opinion of Davis Polk & Wardwell]



To Each of the Parties named on Schedule A Hereto

      Re:   Federal Express Corporation Trust No.
            [N581FE][N583FE][N584FE][N670FE][N671FE][N672FE][N673FE][N674FE]

Ladies and Gentlemen:

            We have acted as special counsel for Federal Express Corporation, a Delaware corporation ("Federal Express"), in connection with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No.
[N581FE][N583FE][N584FE][N670FE][N671FE][N672FE][N673FE][N674FE]), dated as of
May 1, 1997 (the "Participation Agreement"), among Federal Express, as Lessee, [AmSouth Leasing, Ltd. and BTM Funding Corporation, as Owner Participants][Federal, as initial Owner Participant][PMCC Leasing Corporation, as Owner Participant], [Wilmington Trust Company][State Street Bank and Trust Company of Connecticut, National Association], not in its individual capacity, except as otherwise stated, but solely as Owner Trustee, and First Security Bank, National Association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee, Pass Through Trustee and Subordination Agent, relating to the Aircraft. This opinion is being delivered pursuant to Section 4.01(k)(v) of the Participation Agreement. Capitalized terms not otherwise defined herein have the meanings assigned thereto in the Participation Agreement.

            The Participation Agreement provides, among other things, for the financing on the Delivery Date of a portion of the Owner Trustee's payment of the Purchase Price of one [McDonnell Douglas MD-11F] [Airbus A300F4-605R] Aircraft using the proceeds from the public offering of the Pass Through Certificates. On the Certificate Closing Date, three Classes of Pass Through Certificates will be issued by separate Pass Through Trusts, each formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that will be issued under the Indenture.

            In connection with the opinions expressed below, we have examined executed counterparts of the Operative Agreements, the Pass Through Certificates, the Pass Through Agreement and each Series Supplement (the "Certificate Closing Date Documents") and the forms of the Operative Agreements to be delivered on the Delivery Date. We have also examined originals, or copies certified to our satisfaction, of such other agreements, documents, certificates and statements of governmental officials and corporate officers as we have deemed necessary or advisable as a basis for such opinions. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

            As to any facts material to our opinions expressed below, we have, with your consent, relied on the representations and warranties made in or pursuant to the Participation Agreement and the other documents referred to therein, the accuracy of which we have not independently verified. In addition, we have, when relevant facts were not independently established by us, relied, to the extent we deemed such reliance proper, upon certificates of public officials and certificates, telegrams and other written or telephoned statements of officers of the parties referred to herein.

            Based on the foregoing, it is our opinion that:

            1. Assuming (i) the due authorization, execution and delivery of the Certificate Closing Date Documents by each of the parties to each such document (other than Federal Express), (ii) each such party has full power and legal right to enter into and perform its respective obligations under the Certificate Closing Date Documents, (iii) that the execution, delivery and performance of each of the Certificate Closing Date Documents by each of the parties thereto will not violate the respective parties' constituent documents, (iv) the due authorization, execution, issuance and delivery by the Owner Trustee, and the due authentication by the Indenture Trustee, of the Certificates to be issued under the Indenture in accordance with the terms of the Indenture, (v) the due authorization, execution, issuance, delivery and authentication by the Pass Through Trustee of the Pass Through Certificates to be issued under the Pass Through Agreement and the Series Supplement relating to such Pass Through Certificates, in each case in accordance with the terms of the Pass Through Agreement and such Series Supplement, and (vi) that the form of each Certificate Closing Date Document is in compliance with all applicable laws and governmental rules and regulations (other than the laws of the United States and the State of New York), then: (A) to the extent governed by New York law, each Certificate Closing Date Document in form constitutes a legal, valid and binding agreement of each party thereto enforceable against each such party in accordance with its terms; (B) the Indenture creates, for the benefit of the Holders, the security interest in the Trust Indenture Estate that it purports to create, except that no opinion is given with respect to perfection of such security interest on the date hereof; (C) the Certificates, when issued to and acquired by the Pass Through Trustee, will be legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture and will be entitled to the benefits of the Indenture, including the benefit of the security interest created thereby, except that no opinion is given with respect to perfection of such security interest on the date hereof; (D) the Pass Through Certificates, when issued to and acquired by the Underwriters in accordance with the Underwriting Agreement, will be legal, valid and binding obligations of the Pass Through Trustee enforceable against the Pass Through Trustee in accordance with their terms and will be entitled to the benefits of the Pass Through Agreement and the Series Supplement relating thereto; and (E) the beneficial interest of the Owner Participant under the Trust Agreement in and to the properties which are part of the Trust Indenture Estate is subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders.

            2. (a) Each of the Certificate Closing Date Documents to which Federal Express is a party has been duly authorized, executed and delivered by Federal Express. Each of the Operative Agreements to which Federal Express is to be a party and which are to be delivered on the Delivery Date has been authorized by Federal Express.

            (b) The execution, delivery and performance by Federal Express of each of the Certificate Closing Date Documents to which Federal Express is a party do not, or did not on the date of execution thereof, violate, and fully comply, or did fully comply on the date of execution thereof, with, any laws and governmental rules and regulations of the State of New York that may be applicable to Federal Express. The opinion set forth in this paragraph 2(b) is rendered without regard to the taking of any action or the conduct of any other business by Federal Express in the State of New York other than the transactions contemplated by the Certificate Closing Date Documents.

            3. The execution, delivery and performance of the Certificate Closing Date Documents (other than the Certificates) by the Owner Trustee in its individual or trust capacity, as the case may be, and the issuance, execution, delivery and performance of the Certificates by the Owner Trustee in its trust capacity do not violate, and fully comply with, any laws and governmental rules and regulations of the State of New York that may be applicable to the Owner Trustee in its individual or trust capacity, as the case may be. The opinion set forth in this paragraph 3 is rendered without regard to the effect, if any, on such issuance (in the case of the Certificates), execution, delivery or performance, of the taking of any action, the conduct of any business or the exercise of any other powers by State Street Bank and Trust Company of Connecticut, National Association in its individual or trust capacity in the State of New York not related to the transactions contemplated by the Certificate Closing Date Documents. We have assumed that State Street Bank and Trust Company of Connecticut, National Association has made the filings necessary to comply with Section 131.3 of the Banking Law of the State of New York, however we express no opinion as to whether State Street Bank and Trust Company of Connecticut, National Association is required to comply with said Section 131.3.

            4. It is not necessary, in connection with the creation of the beneficial interest of the Owner Participant in the Trust Indenture Estate under the circumstances contemplated by the Participation Agreement to register such beneficial interest under the Securities Act of 1933, as amended, or to qualify the Trust Agreement under the Trust Indenture Act of 1939, as amended.

            The foregoing opinions are subject to the following qualifications:

            (a) We have relied, with your consent, without independent investigation and verification and subject to the assumptions and qualifications contained therein, upon the opinion of George W. Hearn, Vice President - Law of Federal Express to be delivered to you and dated the date hereof, for purposes of the matters covered thereby.

            (b) We are qualified to practice law in the State of New York, and we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of the State of New York, the laws of the United States and the General Corporation Law of the State of Delaware.

            (c) The opinion contained in paragraph 1(A) above as to enforceability is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity which may affect the remedies provided in the agreements referred to in said opinions, which laws and principles, however, do not in our opinion make the remedies provided in said agreements inadequate for the practical realization of the benefits of the security intended to be provided thereby.

            (d) This opinion is rendered solely to you at Federal Express's request in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

                                             Very truly yours,

                                             Davis Polk & Wardwell



                                  SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee 38132


Owner Trustee

State Street Bank and Trust Company
of Connecticut, National Association
Two International Place
4th Floor
Boston, Massachusetts 02110


Indenture Trustee, Pass Through Trustee & Subordination Agent

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah 84111


Owner Participant

[AmSouth Leasing, Ltd.
c/o AmSouth Leasing Corporation
1900 Fifth Avenue North, 8th Floor
Birmingham, Alabama 35203

BTM Funding Corporation
c/o BTM Capital Corporation
125 Summer Street
Boston, Massachusetts 02110]

[PMCC Leasing Corporation
200 First Stamford Place
Stamford, Connecticut 06902]


Underwriters

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

First Chicago Capital Markets, Inc.
Corporate Securities
One First National Plaza
Chicago, Illinois 60670

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

J.P. Morgan & Co.
60 Wall Street
New York, New York 10260


Liquidity Provider

Kredietbank N.V., New York Branch
125 West 55th Street
New York, New York 10019



                                                                     Exhibit D


                      Form of Opinion of Company Counsel


                                                                  May __, 1997


MORGAN STANLEY & CO. INCORPORATED
FIRST CHICAGO CAPITAL MARKETS, INC.
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
c/o   MORGAN STANLEY & CO. INCORPORATED
      1585 Broadway
      New York, New York 10036

Re:   Federal Express Corporation
      1997 Pass Through Certificates, 1997-1-A, 1997-1-B and 1997-1-C (the "Offered Certificates")

Ladies and Gentlemen:

      This opinion is directed to the Underwriters pursuant to Section 5(b)(2) of the Underwriting Agreement dated May __, 1997 (the "Underwriting Agreement"), among the Company and you, with respect to the offer and sale of the Offered Certificates. All terms defined or used in the Underwriting Agreement have the same meaning when used herein, unless otherwise noted.

      I am Vice President - Law of the Company and have acted as such in connection with the Offered Certificates and the Underwriting Agreement. I or attorneys under my supervision have made such examination and investigation as we have deemed necessary in order to give the following opinion.

      Based on the foregoing, it is my opinion that:

      (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority under such laws to own its properties and to conduct its business as described in the Prospectus; the Company is a "citizen of the United States" within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, holding an air operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 or more pounds of cargo; the Company is duly qualified to do business and is in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except for such instances which in the aggregate will not have a material adverse effect on the Company;

      (ii) Each subsidiary of the Company which is a significant subsidiary as defined in Rule 405 of Regulation C of the 1933 Act Regulations (each a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and, to the best of my knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and all of such capital stock, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

      (iii) Except for matters described in the Prospectus (as to which I can express no opinion at this time concerning the Company's liability (if any) or the effect of any adverse determination upon the business, condition (financial or otherwise) or operations of the Company), there is no pending, or to my knowledge, threatened action or proceeding before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on the financial condition of the Company or the ability of the Company to perform its obligations under the Pass Through Agreements and the other Operative Agreements to which the Company is a party;

      (iv) The Pass Through Agreements and the other Operative Agreements to which the Company is a party have been duly and validly authorized, executed and delivered by the Company;

      (v) The Equipment Certificates are in due and proper form and have been duly and validly authorized by all necessary corporate action;

      (vi) The Company possesses all permits, approvals, franchises and other rights from federal aviation, aeronautical, communications, transportation and shipping authorities which are requisite for the conduct of its business as described in the Prospectus or for the actions contemplated by the Underwriting Agreement and the offering contemplated by the Prospectus; and the actions contemplated by the Underwriting Agreement, the Pass Through Agreements, the Participation Agreements and the other Operative Agreements, and the offering contemplated by the Prospectus, are not in violation of any federal statute or regulation relating to aviation, aeronautics, communications, transportation or shipping;

      (vii) The Basic Agreement is qualified under the 1939 Act; I have reviewed or caused to be reviewed by attorneys under my supervision the Registration Statement, the Prospectus and each amendment and supplement thereto (including the documents incorporated by reference) and have no reason to believe that, as of their respective effective or issue dates, or as of the Closing Time, either the Registration Statement or the Prospectus or any such amendment or supplement (or any such documents incorporated by reference) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

      (viii) I do not know of any statute or regulation or legal or governmental proceeding required to be described in the Prospectus which is not described as required, nor of any contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which is not described and filed as required; and the descriptions in the Registration Statement and the Prospectus of the contracts and other documents therein described are accurate and fairly present the information required to be shown;

      (ix) The execution and delivery by the Company of the Underwriting Agreement, the Pass Through Agreements and the Operative Agreements to which the Company is a party, the consummation by the Company of the transactions herein and therein contemplated and compliance with the terms of the Underwriting Agreement, the Pass Through Agreements and such Operative Agreements do not and will not conflict with or result in a breach of any of the terms of the Certificate of Incorporation or By-laws of the Company, and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan, credit or note agreement, lease or other agreement or instrument material to the Company to which the Company is a party or by which it or any or its properties are bound, or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, having jurisdiction over the Company or any of its properties;

      (x) No authorization, approval, consent or license of any regulatory body or authority (other than under the 1933 Act, the 1939 Act and the securities or Blue Sky laws of the various states) is required for the valid authorization, issuance, sale and delivery of the Offered Certificates as herein contemplated or the valid authorization, execution, delivery and performance by the Company of the Underwriting Agreement, the Pass Through Agreements and the other Operative Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated herein or therein, or, if so required, all such authorizations, approvals, consents and licenses, specifying the sale, have been obtained and are in full force and effect;

      (xi) The Registration Statement has become effective under the 1933 Act and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act; the Registration Statement and the Prospectus, and each amendment or supplement thereto (except for the financial statements and schedules included therein, as to which I express no opinion), comply as to form in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and, as to documents incorporated therein, to the requirements of the 1934 Act and the 1934 Act Regulations in effect at the time such documents were filed with the Commission; and

      (xii) The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof is limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles and subject to any principles of public policy limiting the right to enforce the indemnification and contribution provisions contained in Sections 6 and 7 of the Underwriting Agreement.

      In rendering the foregoing opinion, we have assumed that (i) all signatures on all documents examined by us are genuine and that where any such signature (other than a signature purporting to have been made on behalf of the Company) purports to have been made in a corporate, governmental, fiduciary or other capacity, the person who affixed such signature had the due authority to do so, (ii) certain factual matters contained in certificates of public officials are accurate, true and correct, and (iii) photostatic copies of such documents, records and certificates conform to the originals.

      This opinion is intended solely for the benefit of the Underwriters and is not to be relied on by, and no copies of it are to be delivered to, any other person without my prior written consent, except that Underwriters' counsel may rely upon this opinion as to all matters of Tennessee law or Delaware corporate law in rendering its opinion of even date herewith. I am not assuming any professional responsibility to any other person by rendering this opinion. It is understood that this opinion speaks as of the date given, notwithstanding any delivery as contemplated above on any other date.


                                                     George W. Hearn


                                                           Schedule I
                                                               to
                                                          Underwriting
                                                           Agreement


                                      Dated: May 22, 1997


                          FEDERAL EXPRESS CORPORATION

                      Pass Through Certificates, 1997-1-A
                      Pass Through Certificates, 1997-1-B
                      Pass Through Certificates, 1997-1-C

[CAPTION]

                                               Aggregate          Aggregate          Aggregate
                                               Amount of          Amount of          Amount of
                                               1997-1-A           1997-1-B           1997-1-C            Total
                                                 Pass               Pass               Pass            Aggregate
                                                Through            Through            Through         Amount to be
Underwriters                                 Certificates       Certificates       Certificates       Purchased
----------------------------------------    ---------------    ---------------    ---------------    --------------

MORGAN STANLEY & CO.                          $77,715,000        $28,950,000        $32,297,000       $138,962,000
  INCORPORATED
FIRST CHICAGO CAPITAL MARKETS, INC.           77,713,000         28,950,000         32,296,000        138,959,000
GOLDMAN, SACHS & CO.                          77,713,000         28,950,000         32,296,000        138,959,000
J.P. MORGAN SECURITIES INC.                   77,713,000         28,950,000         32,296,000        138,959,000

                                                           Schedule I
                                                               to
                                                          Underwriting
                                                           Agreement

Dated: May 22, 1997

                          FEDERAL EXPRESS CORPORATION

                      Pass Through Certificates, 1997-1-A
                      Pass Through Certificates, 1997-1-B
                      Pass Through Certificates, 1997-1-C


To:   Federal Express Corporation
      2005 Corporate Avenue
      Memphis, Tennessee 38132

Re:   Underwriting Agreement dated May 22, 1997

Title of Offered Certificates:

      Pass Through Certificates, 1997-1-A
      Pass Through Certificates, 1997-1-B
      Pass Through Certificates, 1997-1-C

Current ratings:
                  Moody's     S&P
      Class A     Aa3         AAA
      Class B     A1          AA-
      Class C     Baa1        BBB+

Interest rate:

      Class A ........7.50%
      Class B ........7.52%
      Class C ........7.65%

Interest payable:

      each January 15 and July 15 commencing on July 15, 1997

Public offering price:

      100%, plus accrued interest from May 28, 1997

Closing date, time and location:

      May 28, 1997, 9:00 A.M., New York City time
      Davis Polk & Wardwell
      450 Lexington Avenue
      Conference Rooms 810 and 814
      New York, NY 10017

Location for checking Offered Certificates:

      New York, New York

Listing requirement:

      None

Other terms and conditions:

      The Offered Certificates will be issued in fully registered, book-entry only form through the facilities of The Depository Trust Company, and each Class of the Offered Certificates shall be represented by a separate global certificate.

Exceptions, if any, to Section 3(i) of the Underwriting Agreement:

      None


                              MORGAN STANLEY & CO. INCORPORATED
                              FIRST CHICAGO CAPITAL MARKETS, INC.
                              GOLDMAN, SACHS & CO.
                              J.P. MORGAN SECURITIES INC.

                              By:  Morgan Stanley & Co. Incorporated


                                   /s/  MORGAN STANLEY & CO. INCORPORATED
                              By: _______________________________________

                              Acting on behalf of themselves and the
                              other named Underwriters

Accepted:

FEDERAL EXPRESS CORPORATION


    /s/  ROBERT D. HENNING
By: ________________________________
    Name:  Robert D. Henning
    Title: Assistant Treasurer and
           Managing Director, Structured
           Finance